Exhibit 10.1

Form of Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

BY AND AMONG

Euro-Asia Investment & Finance Corp. Limited

AND

all other Buyers listed in Schedule A attached hereto

AND

Shulamit Lazar

AND

all other Sellers listed in Schedule B attached hereto

AND

Metu Brands, Inc.

Dated as of December 18, 2015

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 18, 2015, is made and entered into by and among Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of China (“Euro-Asia” or “Buyers’ Representative”), all other Buyers listed in Schedule A attached hereto (together with Euro-Asia, collectively, “Buyers”), Shulamit Lazar (“Lazar” or “Sellers’ Representative”), all other Sellers listed in Schedule B attached hereto (together with Lazar, collectively, “Sellers”, each, a “Seller”), and Metu Brands, Inc., a Nevada corporation (“MTOO” or the “Company”).

WHEREAS, Lazar is the record and beneficial owner of 60,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) which represent approximately 91.70% of the Company’s outstanding Common Stock based on a total of 65,431,144 shares of Common Stock as of the date of this Agreement;

WHEREAS, other Sellers (excluding Lazar) are the record and beneficial owners of 5,420,000 shares of Common Stock, which represent approximately 8.28% of the Company’s outstanding Common Stock as of the date of this Agreement;

WHEREAS, the Parties previously entered into that certain Letter of Intent dated as of October 22, 2015 (the “Letter of Intent”) pursuant to which they agreed to enter into this definitive agreement to finalize the terms and conditions of the contemplated sale and related transactions;

WHEREAS, the Parties previously entered into that certain Escrow Agreement dated as of October 22, 2015 (the “Escrow Agreement”) with J.M. Walker & Associates as escrow agent (“Escrow Agent”). Pursuant to the Escrow Agreement, the parties agreed to place the Purchase Price (as hereinafter defined) into a non-interest bearing account held by the Escrow Agent (the “Escrow Account”), and the Escrow Agent shall hold and distribute such Purchase Price in accordance with the terms of the Escrow Agreement and this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Sellers are willing to sell to the Buyers and the Buyers are willing to buy from the Sellers the Subject Shares, as defined below; and

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1

Definitions.  The following terms shall have the following meanings for the purposes of this Agreement.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Stock Purchase Agreement, as it may be amended from time to time.

“Business Day” shall mean each day of the week, other than Saturday, Sunday or other national holiday on which banks in New York State are not open for business.

“Buyers” shall mean the Persons listed under Schedule A.

“Closing” has the meaning set forth in Section 2.2 below.

“Closing Date” has the meaning set forth in Section 2.2 below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, without par value, of the Company.

“Company” or “MTOO” means Metu Brands, Inc., a Nevada corporation.

 “Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

“Dollars” or “$” means United States dollars.

“Fully-Diluted Equity” shall mean, with respect to any Person on any given date, the number or percentage of the outstanding common stock or other equity securities of such Person on such date, after giving effect to (i) the exercise of all outstanding options, warrant or other securities or purchase rights entitling the holder to acquire shares of common stock or other equity securities of such Person, and the (ii) conversion into common stock or other equity securities of such Person of all outstanding notes, debentures, preferred stock or other securities convertible into such common stock or equity securities.

 “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

 “Liability” means any liability or obligation, including all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, obligations, Taxes, Liens, losses, expenses, and fees (including court costs and reasonable and documented attorneys’ fees and expenses), but excluding incidental, consequential (including business interruption or lost profits), special, indirect and punitive damages and other similar items.  Liabilities shall not be calculated using a “multiplier” of any similar method having a similar effect.

“Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, covenant, easement, encroachment or encumbrance.

“Material Adverse Effect” means any event or condition which would have a material adverse effect upon the assets, Liabilities, financial condition or business of the Company, other than any circumstances, developments or matters related to (i) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change in the industry in which the Company’s business operates or in which products of the Company’s business are used or distributed, provided that such change does not have a disproportionate impact on the Company, or (iii) certain conditions in jurisdictions in which the Company’s business operates, such as hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

 “Parties” shall mean the collective reference to each of the Company, the Buyers and the Sellers.

“Person” means and includes any individual, corporation, limited liability company, partnership, limited partnership, joint stock company, trust, unincorporated organization, joint venture, governmental agency or other entity of whatever nature.

“Sellers” shall mean the Persons listed under Schedule B, and their respective heirs, executors, successors and assigns.

“Subject Shares” means that 60,000,000 shares of Common Stock owned by Lazar and 5,420,000 shares of Common Stock owned by other Sellers (excluding Lazar) listed under Schedule B, for a collective amount of 65,420,000 shares of Common Stock.

 “Subsidiary”  means any corporation or other Person more than fifty percent of the capital stock or other equity of which is owned by the Company.

“Taxes” means all taxes, charges, fees, duties, levies or other assessments in the nature of taxes, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes imposed by the United States or any foreign country or by any Governmental Authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means the collective reference to this Agreement, and any and all other agreements, certificates, instruments and related documents delivered by the Parties on the Closing Date.

ARTICLE II

PURCHASE AND SALE OF SUBJECT SHARES

2.1

             Purchase Price.  In consideration for the Subject Shares, the Buyers shall pay to the Sellers, the total sum of Three Hundred and Ninety Five Thousand Dollars ($395,000), of which Three Hundred and Sixty Two Thousand Two Hundred and Seventy Five Dollars ($362,275) shall be remitted to Lazar and the remaining shall be remitted to other Sellers (excluding Lazar) as set forth under Schedule B (the “Purchase Price”). The parties acknowledge and agree that Euro-Asia previously submitted $25,000 (the “Deposit”) into the Escrow Account pursuant to the Escrow Agreement, and the parties further agree that upon the Closing (as hereinafter defined), the Deposit shall be applied to the Purchase Price; provided however that the Deposit shall be returned to Euro-Asia pursuant to the terms of the Escrow Agreement if the transactions contemplated herein do not occur.  The remaining Purchase Price shall be payable on the Closing Date to each of the Sellers.  Such Purchase Price shall be payable by wire transfers to separate bank accounts designated by each of the Sellers.

2.2

             The Closing.    Upon the Buyers’ receipt of the Subject Shares and the Sale Documents (as hereinafter defined) and the Purchase Price in the Escrow Account, as well as the satisfaction of the covenants and conditions set forth in Article 5, the closing shall occur (the “Closing”), provided however that the Closing shall take place no later than December 21, 2015, unless otherwise mutually agreed upon by the Parties (the “Closing Date”). The Closing shall take place at the offices of Hunter Taubman Fischer LLC, 1450 Broadway, 26th Floor, New York, NY 10018.

2.3

Escrow of Purchase Price. Buyers shall deposit their respective portion of the Purchase Price, as listed in Schedule A hereunder, in accordance with the terms of the Escrow Agreement.

2.4

Delivery of the Subject Share Certificates. At the Closing, the Sellers shall deliver the original certificates representing the Subject Shares, along with the proper Stock Powers with Signature Guarantees and any other necessary documents acceptable to the Company’s Transfer Agent, as set forth on Schedule 2.4, to proceed with the transfer of the Subject Shares to the Buyers’ Representative (together with the original certificate of the Subject Shares, sometimes referred to herein as the “Sale Documents”) to the Buyers’ Representative.

2.5

Transfer of Shares.  The Sellers have the responsibility for providing the Sale Documents to the Buyers’ Representative at Closing. The Buyers’ Representative will have the responsibility of sending the certificates, along with stock powers to the Company’s Transfer Agent to have the certificates changed into each of the Buyers’ respective names and denominations and the Sellers shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.6

Additional Closing Deliverables.  The Company and each of the Sellers and Buyers shall deliver the other items set forth in Article 5 deliverable at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

The Company and the Sellers hereby, severally and not jointly, represent and warrant to the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Schedules hereto.  An item disclosed in any Schedule shall be deemed disclosed for purposes of all Schedules.

3.1           Organization, Qualification and Corporate Power.  MTOO is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Company’s business in which it is engaged and to own and use the properties owned and used by it.

3.2          Authorization of Transaction.  Each of MTOO and the Sellers has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and under the other Transaction Documents. This Agreement and the other Transaction Documents to which it or they are a party constitutes the valid and legally binding obligation of each of MTOO and the Sellers, enforceable in accordance with its terms and conditions except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.

3.3           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any material law or other material restriction of any governmental authority to which MTOO or the Seller are subject or any provision of the organizational documents of MTOO, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any third party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any material Contract or other material arrangement to which MTOO is a party or by which it is bound or to which any of its assets are subject, or  (c) result in the imposition of any Lien upon any of its assets.

3.4           Subject Shares.  The Sellers hold of record and own beneficially all of the Subject Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands.  Neither MTOO nor a Seller is a party to any option, warrant, purchase right, or other Contract or commitment that could require the sale, transfer, or other disposition of any Subject Shares (other than this Agreement).  Neither MTOO nor a Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Subject Shares.

3.5        Capitalization

a)

The entire authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, of which 60,011,144 shares of Common Stock are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 271 shares of Preferred Stock are issued and outstanding.  No shares are held in treasury.  All of the Subject Shares are duly authorized, validly issued, fully paid, and nonassessable, and are held of record by the Sellers.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of the Common Stock.  There are no outstanding or authorized share appreciation, phantom share, profit participation, or similar rights with respect to the Common Stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Common Stock.

b)

The assignments and other instruments of transfer delivered by the Sellers to Buyers at the Closing will be sufficient to transfer the Sellers’ entire interest, legal and beneficial, in the Subject Shares and, upon payment in full of the Purchase Price, the Buyers shall acquire all right, title and interest in and to the Subject Shares.

3.6

          Debt, Obligation or Liability.  The Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company and the Sellers) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company’s Balance Sheet filed with the Securities and Exchange Commission (the “Commission”) or set forth under Schedule 3.6 herein.  The Company and the Sellers, severally and not jointly, represent and warrant to the Buyers: 1) Schedule 3.6 contains a list of all debts, obligations or liabilities of the Company as of the Closing Date; and 2) any debts, obligations or liabilities of the Company incurred before the Closing Date but not listed under Schedule 3.6 shall be the responsibilities of the Sellers, and the Sellers, severally and not jointly, hereby agree to indemnify/reimburse the Buyers from and against any debts, obligations or liabilities of the Company incurred prior to the Closing Date which have not been disclosed herein and have been discovered after the Closing Date. The Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business.

3.7

             Subsidiaries.  The Company has no Subsidiaries, either wholly or partially owned, and the Company holds no any direct or indirect economic, voting or management interest in any Person or owns any securities issued by any Person.

3.8

            Legal Compliance.  Except where non-compliance would not have a Material Adverse Affect, MTOO has complied with all applicable laws and, to the knowledge of the Sellers and the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or is contemplated by any legal or regulatory agency of the United States or any state government.

3.9

             Tax Matters.  Except where non-compliance with any of the following would not have a Material Adverse Effect:

a)

MTOO has duly and timely filed all Tax Returns that it have been required to file for all periods through and including the Closing Date.  All such Tax Returns were correct and complete in all material respects. All material Taxes owed by MTOO have been timely paid.  To the knowledge of the Sellers, there are no material Liens on any of the assets of MTOO that arose in connection with any failure (or alleged failure) to pay any Tax.

b)

During the preceding seven years, none of such Tax Returns has been audited or investigated by the Internal Revenue Service for any taxable year for which the applicable statute of limitations has not expired.  To the knowledge of the Sellers, no issues have been raised in any examination by the Internal Revenue Service Authority with respect to the Business of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the Liability for Taxes for any other period not so examined.

c)

The Company and the Sellers have delivered or made available to the Buyers correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by MTOO for taxable periods for which the applicable statute of limitations has not expired.

d)

MTOO has withheld and paid all material Taxes required to have been withheld and paid, including without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

3.10

Intellectual Property.

Except where non-compliance with any of the following would not have a Material Adverse Effect:

a)

MTOO does not own any Intellectual Property.

b)

MTOO has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any material Intellectual Property rights of third Parties, and MTOO has not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation.  No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of MTOO.

3.11

Litigation.  Except as disclosed in Schedule 3.11, neither MTOO nor the Sellers is subject to any outstanding litigation, injunction, judgment, order, decree, ruling, or charge or is a party or, to the Knowledge of the Sellers or the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any governmental agency or before any arbitrator.

3.12

Indemnity.  The Sellers and the Company shall severally and jointly, indemnify, defend and hold harmless the Buyers and its directors, officers, employees, Affiliates, attorneys, consultants, agents and assigns (each, a “Indemnified Party”) from and against any losses, liabilities, damages, costs, or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (collectively, “Losses”) sustained or incurred by such Indemnified Party relating to, caused by or resulting from: (a) any breach of any representation or warranty of the Sellers contained in this Agreement or in any certificate or schedule delivered by the Sellers pursuant to this Agreement; (b) any breach of, or failure to satisfy, any covenant or obligation of the Sellers in this Agreement or in any other certificate or document delivered by the Sellers pursuant to this Agreement.

3.13

Rental Expenses.  The Company is currently under no lease for its office space and is not subject to a monthly rent payment.

3.14

No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Buyers for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and after the Closing, the Sellers will indemnify and hold the Buyers harmless against any liability or expense arising out of, or in connection with, any such claim.

3.15

Compliance with Laws.  The Subject Shares are being sold in a private transaction between the Sellers and the Buyers. The Subject Shares can be sold and transferred without contravening, conflicting with, or resulting in a violation of the law. The Buyers are aware of the restrictions of transferability of the Subject Shares and further understands the certificates shall bear the legend set forth herein below in Section 4.5.

3.16

Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than MTOO, this Agreement to which MTOO is a party is duly authorized, executed and delivered by MTOO and constitutes the legal, valid and binding obligations of MTOO, enforceable against MTOO in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.17

Financial Statements.  MTOO is a reporting company under the Securities Exchange Act or 1934, as amended and applicable Commission rules and audited financial statements can be found on the EDGAR system.  MTOO’s financial statements contained in its filings (the “SEC Documents”) on EDGAR (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain footnotes required by U.S. GAAP.  The Financial Statements fairly present the financial condition and operating results of MTOO as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements and the schedules attached to this Agreement, MTOO has no material liabilities (contingent or otherwise).  Except as included on the schedules attached to this Agreement, MTOO is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers, each and collectively, represent and warrant to MTOO and the Sellers that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1

Organization of the Buyer.  The Buyer, if it is a corporation, is duly organized, validly existing, and in good standing under the laws of its place of incorporation.

4.2

Authorization of Transaction.  Each Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and under the other Transaction Documents.  This Agreement and the other Transaction Documents to which it or they are a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies.  The Buyers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement.

4.3

Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby or under the other Transaction Documents will (a) violate any law or other material restriction of any governmental authority to which each Buyer is subject or any provision of the Buyer’s organizational documents, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any material Contract or other material arrangement to which a Buyer is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of its assets).

4.4

Legal Compliance.  Each Buyer has complied in all material respects with all applicable laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or to the knowledge of the Buyer, commenced against it alleging any failure so to comply.

4.5

Restrictions on Transfer.

a.

Transfer Restrictions.  The Buyers (and/or assigns) agrees that the Subject Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

b.

Investment Intent.  The Buyers are acquiring the Subject Shares for their own account for investment, and not with a view toward distribution thereof.

c.

No Advertisement.  The Buyers acknowledges that Subject Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

d.

Knowledge and Experience.   The Buyers acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Buyers acknowledge that Sellers have given them and all of their counsels access to all information relating to MTOO’s business that they or any one of them have requested. The Buyers acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of MTOO so that they can make a reasoned decision as to this purchase of the Subject Shares and are capable of evaluating the merits and risks of this purchase.

e.

Restrictions on Transferability.  The Buyers are aware of the restrictions of transferability of the Subject Shares and further understands the certificates shall bear the following legend.

i.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE SECURITIES ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ii.

The Buyers understand that the Subject Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

f.

MTOO and/or Sellers have neither filed such a registration statement with the Commission or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Buyers may have to hold the Subject Shares indefinitely and may be unable to liquidate them in case of an emergency.

g.

The Buyers understand that prior to the Closing and until the Company files the required Form 10 information with the Commission, the Company will be deemed a “shell company” as defined in Rule 12b-2 under the Exchange Act. As a result and pursuant to Rule 144(i) of the Exchange Act, the Subject shares, although otherwise meeting the holding period and other requirements of Rule 144, cannot be sold in reliance on Rule 144 until twelve (12) months after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the Commission reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve (12) months (or for such shorter period that the Company was required to file such reports and materials), other than Form 8-K reports.  As a result, the Buyers understand that the restrictive legends on certificates for the Subject Shares cannot be removed (a) except in connection with an actual sale meeting the foregoing requirements or (b) pursuant to an effective registration statement.

ARTICLE V

COVENANTS

5.1

OTC Market Listing.  The Company’s Common Stock is currently listed on the OTC Market Group’s OTCQB marketplace.  Before the execution of this Agreement, the Company paid the OTC Market Group $10,000 annual listing fee for listing on the OTCQB marketplace and the parties under this Agreement agreed that the annual listing fee paid shall not be responsible by the Buyers.

5.2

DTC Eligibility.  The Company shall maintain DTC eligibility of its securities.

5.3

SEC Documents. From and after the Closing Date, in the event the Commission notifies MTOO of its intent to review any SEC Document filed prior to the Closing Date or MTOO receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date or any disclosure regarding MTOO’s business or operations, as in existence through the date hereof in any SEC Document or registration statement filed after the Closing Date, the Buyers Representative shall promptly notify the Sellers and the Sellers shall fully cooperate with the Buyers in connection with such review and response.

5.4

Public Announcements.  MTOO shall file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, the Buyers and MTOO shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and none of the parties shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other parties with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other parties.

5.5

Corporate Examinations and Investigations.  Prior to the Closing, the Buyers shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of MTOO (and any Subsidiary) as the Buyers may reasonably request.  In order that the Buyers may have the full opportunity to do so, MTOO and the Sellers shall furnish the Buyers and their representatives during such period with all such information concerning the affairs of MTOO or any subsidiary as each party or its representatives may reasonably request and cause MTOO and its respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by the Buyers and/or their representatives.  Any such investigations and examinations shall be conducted at reasonable times, under reasonable circumstances and in a timely manner.

5.6

Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated hereby, and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

5.7

Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any known proceeding which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

5.8

Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

5.9

Assistance with Post-Closing SEC Reports and Inquiries.

a.

Upon the reasonable request of the Buyer Representative, after the Closing Date, the Sellers shall use reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of MTOO occurring, reported or filed prior to the Closing, as may be necessary or required by MTOO for the preparation of the post-Closing Date reports that MTOO is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

b.

The Company is current with its SEC filings and its next periodic filing due is an Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (the “Annual Report”), which is due on December 30, 2015.  In addition to the covenants and agreements set forth in Section 5.9(a) above and without modifying the former, the pre-Closing Company and its current management, including Lazar, specifically agree that they shall be responsible for the expenses required to file the Annual Report, including the fees and expenses to auditors, legal counsel, edgar agent and consultants (if any), even though the filing of the Annual Report will take place after the Closing. The pre-Closing Company and its current management, including Lazar, agree to cooperate fully and diligently to ensure that the Annual Report is filed timely.

5.10

Transfers.  Prior to the Closing, the Sellers will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Subject Shares owned by them.

5.11

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing for a period of one year.

ARTICLE VI

CLOSING CONDITIONS

6.1

Conditions to Obligations of the Buyers.  The Buyers’ obligations to complete the transactions contemplated herein are subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Buyers:

a.

The representations and warranties of the Company and each of the Sellers respectively set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

b.

The Sellers will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

c.

The Company shall have cancelled all and any debt, liabilities and obligations incurred prior to the Closing, including those disclosed hereunder and in the Annual Report on Form 10-K for fiscal year ended September 30, 2015 filed with the Commission on November 27, 2015,  before the Closing.

d.

Lazar shall deliver her resignation from all positions – officer and directorships – held in the Company (the “Resignation”) and the Company’s board of directors shall appoint (the “Appointment”) Eugene Jiang as the Company’s sole director, Chairman, Chief Executive Officer and Chief Financial Officer (the “New Management”).

e.

This Agreement, the Resignation and the Appointment will have been approved by the Company’s Board of Directors.

f.

A letter to the Company’s transfer agent notifying them of the change in the Company’s management, as well as any other documents the transfer agent requires to accept instructions from and communicate with the New Management (collectively, the “Transfer Agent Letter”).

g.

The Company will have delivered to the Buyers the documents set forth below in form and substance reasonably satisfactory to counsel for the Buyers, to the effect that:

(i)

MTOO is a corporation duly organized, validly existing, and in good standing by providing a certificate of good standing from Nevada's Secretary of State dated within five (5) business days of the Closing;

(ii)

MTOO’s authorized capital stock is as set forth herein;

(iii)

Certified copies of the resolutions of the board of directors of MTOO authorizing the execution of this Agreement and the consummation hereof, as well as the Resignation and Appointment (the “Board Consent”);

(iv)

Any further document as may be reasonably requested by counsel to the Buyers in order to substantiate any of the representations or warranties of the Company and/or the Buyers set forth herein;

(v)

A certificate executed by an officer of MTOO, certifying the satisfaction of the conditions specified in Sections 5(a), (b) and (e) relating to MTOO;

(vi)

a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Company’s current Articles of Incorporation, as amended, and Bylaws; (B) the Board Consent; and (C) the Transfer Agent Letter; and,

(vii)

each of this Agreement and any related agreement to which the Company or the Buyers are parties, duly executed.

h.

There will have occurred no material adverse change in the business, operations or prospects of MTOO.

i.

There must not have been or threatened by any Person, other than the Buyers, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of, the Subject Shares or any other stock, voting, equity or ownership interest in, MTOO, or (b) is entitled to all or any portion of the Subject Shares.

6.2

Conditions to Obligations of the Company and the Sellers.  The Company and each of the Sellers’ obligation to complete the transactions contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Company or the Sellers, as appropriate:

a.

The representations and warranties of each of the Buyers set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

b.

The Buyers will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

c.

Each of this Agreement and any related agreement to which the Company and each Shareholder is a party, duly executed; and,

d.

The Purchase Price shall be in the Escrow Account.

ARITICLE VII

MISCELLANEOUS

7.1

Expenses.  Each party shall pay its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.2

No Third-Party Beneficiaries.  Except as expressly provided in Section 5.4, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective heirs, executors, successors and permitted assigns.

7.3

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

7.4

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, executors, successors and permitted assigns.  Except as set forth herein, no Party may assign either this Agreement, any of the other Transaction Documents, or any of his or its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties or their respective heirs, executors, successors and permitted assigns.

7.5

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.6

Headings  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyers, addressed as follows:

Euro-Asia Investment & Finance Corp. Limited

Block A, Unit 604G

Po Lung Centre, Kowloon Bay

Kowloon, Hong Kong

Attention: Kwok Keung Shum

Telephone:

Facsimile:

Email:

With a copy to:

Hunter Taubman Fischer LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Louis E. Taubman

Tel:

Fax:

Email:

If to the Company and/or Sellers, addressed as follows:

Metu Brands, Inc.

8605 Santa Monica Boulevard

Los Angeles, CA 90069

Attn: Shulamit Lazar

Tel:

Fax:

Email:

With a copy to:

Jody M. Walker

J.M. Walker & Associates

7841 South Garfield Way

Centennial, CO 80122

Tel:

Fax:

Email:

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, overnight mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

7.9

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the party against whom the enforcement of such amendment is sought. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.11

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

7.12

Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.7 above. Nothing in this Section 8.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

7.13

Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

7.14

Entire Agreement and Modification.  This Agreement supersedes all prior agreements by and among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement by and among the parties with respect to its subject matter.

7.15

Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors, heirs, executors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

7.16

Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.17

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank; signature page follows]

[Signature Page of Metu Brands, Inc.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

METU BRANDS, INC.

By:______________________________________

      Name:  Shulamit Lazar

      Title: Chief Executive Officer

[Signature Page of Sellers’ Representative]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS REPRESENTATIVE:

______________________________________

Shulamit Lazar

[Signature Page of Innovation Consulting International LLC]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

INNOVATION CONSULTING INTERNATIONAL LLC

By:______________________________________

      Name:

   Title:

[Signature Page of Seller]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

By:______________________________________

      Name:

   Title:

[Signature Page of Euro-Asia Investment & Finance Co. Ltd]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER REPRESENTATIVE:

Euro-Asia Investment & Finance Corp. Limited

By:______________________________________

      Name: Kwok Keung Shum

      Title:

[Signature Page of Buyer]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER: ________________________________

By:______________________________________

      Name:

      Title:

Schedules

To

Stock Purchase Agreement

Schedule 2.4

Transfer Agent

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Parkway

Atlantic Highlands, NJ  07716

Phone (732) 872-2727

Fax (732) 872-2728

Schedule 3.6    Debt, Obligation or Liability

None.

Schedule 3.11  Litigation

None.

Schedule A

List of Buyers

No.	Name of Buyer	To Purchase No. of Shares of Common Stock	Percentage (Based on 65,431,144 Total Issued Shares)	Purchase Price (US $)	Legend (Yes/No)
1	Euro-Asia Investment & Finance Corp. Limited	52,336,000	79.9864%	316,000.00	Yes
2	Rgene Corporation	2,967,181	4.5348%	17,915.57	Yes
3	BioHopeKing Corporation	472,775	0.7226%	2,854.57	Yes
4	Buffett Investment Corporation	2,895,548	4.4253%	17,483.06	Yes
5	LionGene Corporation	3,074,789	4.6993%	18,565.3	Yes
6	AsiaGene Corporation	3,021,055	4.6172%	18,240.85	Yes
7	Chun An Liu	175,102	0.2676%	1,057.25	Yes
8	Chih Chun Teng	477,550	0.7299%	2,883.40	Yes

	Total:	65,420,000	99.983%	395,000

Schedule B

List of Sellers

No.	Name of Seller	To Sell No. of Shares of Common Stock	Purchase Price (US $)	Certificate No.	Legend (Yes/No)
1	Shulamit Lazar	60,000,000	362,275	1731 & 1732	Yes
2	Barry Sytner	500,000	3,019	1733	No
3	Betty Sytner	500,000	3,019	1734	No
4	David Nowosiolski	500,000	3,019	1735	No
5	Sandra Nowosiolski	500,000	3,019	1736	No
6	Adam Schwartz	500,000	3,019	1737	No
7	Karen Schwartz	500,000	3,019	1738	No
8	Paul Eisenberger	500,000	3,019	1739	No
9	Charlotte Eisenberger	500,000	3,019	1740	No
10	Jonathan Nowosiolski	500,000	3,019	1741	No
11	Tri-Star Gold Inc.	500,000	3,019	1742	No
12	Innovation Consulting International LLC	420,000	2,535	1743	No

	Total:	65,420,000	395,000